Exhibit 10.12

[Form of Long-Term Incentive Plan Award Agreement (Time and Performance Based) – (Chief Executive Officer)]

ACADIA REALTY TRUST
[___] LONG-TERM INCENTIVE PLAN

AWARD AGREEMENT

[___] LONG-TERM INCENTIVE PLAN AWARD AGREEMENT made as of the date set forth on Schedule A hereto between Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary Acadia Realty Limited Partnership, a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).

RECITALS

1.
The Grantee is a key employee of the Company or one of its Subsidiaries or affiliates and provides services to the Partnership.
2.
The Company has adopted the [___] Long-Term Incentive Plan (the “LTIP”) pursuant to the Acadia Realty Trust 2020 Share Incentive Plan (the “Plan”), to provide certain key employees of the Company or its Subsidiaries and affiliates, including the Grantee, in connection with their employment with the long-term incentive compensation described in this Award Agreement (this “Agreement” or “Award Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Subsidiaries and affiliates, including the Partnership, while increasing the total return to the Company’s shareholders. The LTIP Units (as defined herein) may, under certain circumstances, become exchangeable for shares of beneficial ownership of the Company reserved for issuance under the Plan, or any successor equity plan. This Agreement evidences an award to the Grantee under the LTIP (this “Award”), which is subject to the terms and conditions set forth herein.
3.
The Grantee was selected to receive this Award as an employee who, through the effective execution of his or her assigned duties and responsibilities, is in a position to have a direct and measurable impact on the Company’s long-term financial results. Effective as of the grant date specified in Schedule A hereto (the “Grant Date”), the Grantee was issued the number of LTIP Units (as defined herein) set forth in Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

Section 1.
Administration. The LTIP and all awards thereunder, including this Award, shall be administered by the Compensation Committee of the Board of Trustees of the Company (the “Committee”), which in the administration of the LTIP shall have all the powers and authority it has in the administration of the Plan, as set forth in the Plan. The Committee may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of the LTIP, consistent with the terms hereof and of the Plan. The Committee’s determinations and interpretations with respect to the LTIP and this Agreement shall be final and binding on all parties.

Section 2.
Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Award LTIP Units” has the meaning set forth in Section 3.

“Cause” means the Grantee has: (A) deliberately made a misrepresentation in connection with, or willfully failed to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or willfully destroyed or failed to preserve documents or other materials known to be relevant to such investigation, or willfully induced others to fail to cooperate or to produce documents or other materials; (B) materially breached (other than as a result of the Grantee’s incapacity due to physical or mental illness or death) his/her material duties hereunder, which breach is demonstrably willful and deliberate on the Grantee’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not cured within a reasonable period of time after written notice from the Company specifying such Breach (but in any event, no less than ninety (90) days thereafter) in which Grantee is diligently pursuing cure; (C) engaged in conduct constituting a material act of willful misconduct in connection with the performance of his/her duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional customary and de minimis use of Company property for personal purposes; (D) materially violated a material Company policy, including but not limited to a policy set forth in the Company’s employee handbook; (E) disparaged the Company, its officers, trustees, employees or partners; (F) committed a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

“Change of Control” means that any of the following events has occurred: (A) any Person or “group” of Persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than any employee benefit plan sponsored by the Company, becomes the “beneficial owner,” as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) the Company’s Common Shares in an amount equal to thirty percent (30%) or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, Common Shares which are acquired in an acquisition by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Company by the Board of Trustees of the Company (the “Board”); or (C) the approval of the sale or other disposition of all or substantially all of its assets in one or more transactions (including, without limitation, the approval of a transaction or series of transactions to sell or dispose of all or substantially all of the assets in the Company’s core business line to any Person or “group” of Persons, as such terms are used in Sections 13 and 14 of the Exchange Act); or (D) a turnover, during any two-year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means shares of beneficial ownership of the Company, par value $0.001 per share, either currently existing or authorized hereafter.

“Disability” means (i) if the Grantee is a party to a Service Agreement (as defined in Section 5(b) below), and “Disability” is defined therein, such definition, or (ii) if the Grantee is not party to a Service Agreement that defines “Disability,” a reasonable determination by the Company that the Grantee has become physically or mentally incapable of performing his duties to the Company and/or Partnership and such disability has disabled the Grantee for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

“Effective Date” means [___].

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of a particular date, the “Fair Market Value” (as defined in the Plan) of one Common Share; provided, however, if such date is the date of a Public Announcement with respect to a Change of Control, then the fair market value shall be, as determined by the Board, the total consideration payable for one Common Share in the transaction that ultimately results in a Change of Control.

“Good Reason” means the Grantee shall have the right to terminate his/her employment within the 90-day period following the Company’s failure to cure any of the following events that shall constitute “Good Reason” if not cured within the 30-day period following written notice of such default to the Company by the Grantee (the “Good Reason Cure Period”): (A) upon the occurrence of any material breach of this Agreement by the Company; (B) without the Grantee’s consent, a material, adverse alteration in the nature of the Grantee’s duties, responsibilities or authority, or in the 18-month period following a Change of Control only, upon the determination by the Grantee (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown clear and convincing evidence) that a material negative change in circumstances has occurred following a Change of Control; (C) without the Grantee’s consent, upon a reduction in the Grantee’s base salary or a reduction of ten percent (10%) or greater in Grantee’s other compensation and employee benefits (which includes a ten percent (10%) or greater reduction in target cash and equity bonus, or a ten percent (10%) or greater reduction in total bonus opportunity, but in all cases excludes any grants made under the Long-Term Incentive Alignment Program); or (D) if the Company relocates the Grantee’s office requiring the Grantee to increase his/her commuting time by more than one hour, or in the 18-month period following a Change of Control only, upon the Company requiring the Grantee to travel away from the Grantee’s office in the course of discharging the Grantee’s responsibilities or duties hereunder at least twenty percent (20%) more than was required of the Grantee in any of the three (3) full years immediately prior to the Change of Control, without, in either case, the Grantee’s prior written consent. Any notice hereunder by the Grantee must be made within ninety (90) days after the Grantee first knows or has reason to know about the occurrence of the event alleged to be Good Reason.

“LTIP Units” means units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement awarded under the LTIP, having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.

“Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of the Partnership, effective as of December 31, 2018, among the Company, as general partner, and the limited partners who are parties thereto, as amended from time to time.

“Performance Period” means the period beginning on the Effective Date and ending on the Valuation Date.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).

“Public Announcement” means, with respect to a Change of Control, the earliest press release, filing with the Securities and Exchange Commission, or other publicly available or widely disseminated communication issued by the Company or another Person who is a party to such transaction which discloses the consideration payable in connection with and other material terms of the transaction that ultimately results in the Change of Control; provided, however, that if such consideration is subsequently increased or decreased, then the term “Public Announcement” shall be deemed to refer to the most recent such press release, filing or communication disclosing a change in the consideration whereby the final consideration and material terms of the transaction that ultimately results in the Change of Control are announced.

“Securities Act” means the Securities Act of 1933, as amended.

“Special LTIP Units” means LTIP Units as defined in the Partnership Agreement and designated as Special LTIP Units pursuant to Section 8 of this Agreement.

“Units” means OP Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for OP Units.

“Valuation Date” means [___].

Section 3.
Award of LTIP Units; Effectiveness of Award.
(a)
Award of LTIP Units. On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Plan, the Grantee is hereby granted this Award consisting of the number of LTIP Units set forth on Schedule A hereto, which is incorporated herein by reference (the “Award LTIP Units”). Award LTIP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement and shall constitute and be treated as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. In connection with each subsequent issuance of Award LTIP Units, if any, the Grantee shall execute and deliver to the Company and the Partnership such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. Award LTIP Units will be subject to vesting as provided in Section 4 hereof, subject to the terms and conditions of Sections 5 and 6.
(b)
Effectiveness of Award. As of the Grant Date, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Award LTIP Units issued to the Grantee as of such date by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit B). The Partnership Agreement shall be amended from time to time as applicable to reflect the issuance to the Grantee of Award LTIP Units, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then held by the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.
Section 4.
Vesting of Award LTIP Units. The Award LTIP Units are subject to time-based vesting and performance-based vesting, as follows.
(a)
Time-Based LTIP Units. With respect to the Award LTIP Units listed on Schedule A as Time-Based LTIP Units (the “Time-Based LTIP Units”), vesting shall occur in substantially equal installments commencing on [___], and on each of the first, second, third and fourth anniversaries thereof (each a “Vesting Date”), subject to the Grantee’s continuous employment with the Company through each applicable Vesting Date.
(b)
Performance-Based LTIP Units. With respect to the Award LTIP Units listed on Schedule A as Performance-Based Special LTIP Units (the “Performance-Based LTIP Units”), such Performance-Based LTIP Units shall be earned and thereafter vest if and only to the extent the performance criteria set forth on Exhibit A attached hereto for the Performance Period are achieved, subject to the Grantee’s continuous employment with the Company through the end of the Performance Period. Promptly following the conclusion of the Performance Period, but in no event later than forty-five (45) days thereafter, the Company shall determine (and the Committee shall certify) whether and to what extent such performance criteria were achieved and determine the Performance Percentage (as defined on Exhibit A attached hereto) and the number of Performance-Based LTIP Units subject to this Award, if any, that are earned. For the avoidance of doubt, the Grantee shall have no rights to the Performance-Based LTIP Units pursuant to this Section 4(b) until the Committee has determined that such Performance-Based LTIP Units have been earned.
(i)
If the number of earned Performance-Based LTIP Units is smaller than the number of Performance-Based LTIP Units previously issued to the Grantee, then the Grantee, as of the Valuation Date, shall forfeit a number of Performance-Based LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter, the term “Performance-Based LTIP Units” will only refer to the Performance-Based LTIP Units that were not so forfeited, and neither the Grantee nor any of his/her successors, heirs, assigns or personal representatives will thereafter have any future rights or interests in the LTIP Units that were so forfeited. If the number of earned Performance-Based LTIP Units is the same as the number of Performance-Based LTIP Units previously issued to the Grantee, then there will be no change to the number of Performance-Based LTIP Units under this Award pursuant to this Section 4.
(ii)
If any of the Performance-Based LTIP Units have been earned based on performance as provided in Section 4(b), subject to Sections 5 and 6 hereof, the Performance-Based LTIP Units shall become vested in the following amounts and at the following times, subject to the Grantee’s continuous employment with the Company through and on the applicable vesting date, or the accelerated vesting date provided in Sections 5 and 6 hereof, as applicable:

(A) Sixty percent (60%) of the earned Performance-Based LTIP Units shall become vested on [___]; and

(B) Forty percent (40%) of the earned Performance-Based LTIP Units shall become vested in substantially equal installments on each of [___] and [___].

(iii)
Any Performance-Based LTIP Units that do not become vested pursuant to Section 4(b)(iii), or Sections 5 and 6 hereof, as applicable, shall, without payment of any consideration by the Company or the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Performance-Based LTIP Units.
(c)
Except as otherwise provided in the Plan and subject to Section 5 and 6, the Award LTIP Units shall not be transferable unless and until (and solely to the extent) the Grantee satisfies the vesting requirements contained in Section 4. In addition, notwithstanding anything herein or in the Plan to the contrary (and without limiting the transfer restrictions in Section 9), the Grantee shall not, without the consent of the Committee (which may be withheld in its sole discretion), Transfer any vested Award LTIP Units prior to the earlier to occur of (a) the second (2nd) anniversary of the date on which such Award LTIP Units become vested under Section 4, 5 or 6 and (b) the occurrence of a Change of Control (collectively, the “Additional Transfer Restrictions”); provided, however, that the Additional Transfer Restrictions shall not apply to (i)

any Transfer of shares to the Company, (ii) any Transfer of shares in satisfaction of any withholding obligations with respect to the Award LTIP Units, or (iii) any Transfer following the termination of the Grantee’s employment with the Company and its Affiliates, including without limitation by will or pursuant to the laws of descent and distribution. Any Transfer of the Award LTIP Units which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect.
Section 5.
Termination of Grantee’s Employment.
(a)
Termination Generally. Except as otherwise provided in this Section 5, (i) if the Grantee’s employment with the Company is voluntarily or involuntarily terminated for any reason prior to the final Vesting Date with respect to the Time-Based LTIP Units, all such Time-Based LTIP Units which have not yet vested shall immediately and automatically be forfeited and returned to the Company; and (ii) if the Grantee’s employment with the Company is voluntarily or involuntarily terminated for any reason prior to the end of the Performance Period with respect to the Performance-Based LTIP Units, such Performance-Based LTIP Units which have not yet been earned shall immediately and automatically be forfeited and returned to the Company.
(b)
Qualifying Termination. Notwithstanding the foregoing, and notwithstanding the terms of any employment, consulting or similar service agreement(s) then in effect between the Grantee, on the one hand, and the Company and/or the Partnership on the other hand (a “Service Agreement”), the Award LTIPs shall be treated as follows in the event of certain terminations of employment:
(i)
Time-Based LTIP Units. If, prior to the final Vesting Date (or, if sooner, the date of a Change of Control), the Grantee’s employment or service relationship with the Company (i) is terminated by the Company without Cause, (ii) is terminated by the Grantee for Good Reason or (iii) terminates due to the Grantee’s death or Disability (each of (i), (ii) and (iii), a “Qualifying Termination”), then all unvested Time-Based LTIP Units outstanding as of the date of such Qualifying Termination shall accelerate and become vested in full.
(ii)
Performance-Based LTIP Units. If, prior to the end of the Performance Period (or, if sooner, the date of a Change of Control), the Grantee experiences a Qualifying Termination, then the Performance-Based LTIP Units shall remain outstanding following such Qualifying Termination and will be subject to the same conditions as are otherwise set forth herein, and the vesting of such Performance-Based LTIP Units will be determined pursuant to the performance criteria set forth in Exhibit A attached hereto in the same manner as they would have been in the absence of a Qualifying Termination. In addition, the service requirements pursuant to Section 4(b)(iii) hereof shall be deemed satisfied.
Section 6.
Change of Control. Notwithstanding the foregoing and further notwithstanding any provision of the Grantee’s Service Agreement, if applicable, to the contrary, the Award LTIP Units shall be treated as follows upon the occurrence of a Change of Control.
(a)
Time-Based LTIP Units. If a Change of Control occurs prior to the final Vesting Date, then all unvested Time-Based LTIP Units shall accelerate and become vested in full upon the consummation of such Change of Control.

(b)
Performance-Based LTIP Units. If a Change of Control occurs prior to the end of the Performance Period, then the Grantee will be deemed to have earned the number of Performance-Based LTIP Units based on the performance criteria set forth in Exhibit A attached hereto, calculated from the Effective Date through the measurement date set forth in Exhibit A. In addition, the service requirements pursuant to Section 4(b)(iii) hereof shall be deemed satisfied, subject to the Grantee’s continuous employment with the Company through the consummation of the Change of Control, or, if earlier, the date the Grantee experiences a Qualifying Termination.
Section 7.
Payments by Award Recipients. A capital contribution in the amount of $0.01 per Award LTIP Unit shall be payable to the Company or the Partnership by the Grantee in respect of this Award, with such amount being netted against cash compensation otherwise payable to the Grantee.
Section 8.
Distributions. To the extent provided for in the Partnership Agreement, the Grantee shall be entitled to receive distributions with respect to the Award LTIP Units. The Performance-Based LTIP Units shall be designated as “Special LTIP Units” under the Partnership Agreement. In the event of any discrepancy or inconsistency between this Section 8 and the Partnership Agreement, the terms and conditions of the Partnership Agreement shall control. For purposes of this Section 8, all capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Partnership Agreement.
(a)
Time-Based LTIP Units. The Time-Based LTIP Units shall be treated as “LTIP Units” under the Partnership Agreement and shall not be designated as “Special LTIP Units.” As of the Grant Date, the Time-Based LTIP Units shall be entitled to the full distribution payable on Units outstanding as of the record date for the quarterly distribution period during which the Time-Based LTIP Units are issued, even though it will not have been outstanding for the whole period, and to subsequent distributions. All distributions paid with respect to the Time-Based LTIP Units shall be fully vested and non-forfeitable when paid whether the underlying Time-Based LTIP Units are vested or unvested.
(b)
Performance-Based LTIP Units. The Performance-Based LTIP Units shall be designated as “Special LTIP Units” under the Partnership Agreement. With respect to the Performance-Based LTIP Units and to the extent provided for in the Partnership Agreement, the Special LTIP Unit Full Distribution Participation Date shall be the Valuation Date; provided that prior to such date, Performance-Based LTIP Units shall be entitled to receive the Special LTIP Unit Sharing Percentage (i.e., ten percent (10%)) of the distributions payable on Units outstanding as of the record date for the quarterly distribution periods occurring during the Performance Period. For the avoidance of doubt, after the Valuation Date, Performance-Based LTIP Units, both vested and (until and unless forfeited pursuant to Section 4(b)(iv) or Section 5(a)) unvested, shall be entitled to receive the same distributions payable with respect to Units if the payment date for such distributions is after the Valuation Date, even though the Partnership Record Date for such distributions is before the Valuation Date. All distributions paid with respect to Performance-Based LTIP Units, both before and after the Valuation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested based on the passage of time as provided in Section 4 hereof. Subsequent to the Special LTIP Unit Full Distribution Participation Date, vested

Performance-Based LTIP Units may be entitled to receive the Interim Distribution Amount to the extent provided for in the Partnership Agreement.
Section 9.
Restrictions on Transfer. None of the Award LTIP Units shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting, (b) for a period of two (2) years beginning on the Grant Date other than in connection with a Change of Control, and (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act, and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee, unvested Award LTIP Units that have been held for a period of at least two (2) years may be Transferred to (i) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Grantee and such Immediate Family Members, (iii) a partnership in which the Grantee and such Immediate Family Members are the only partners, or (iv) one or more entities in which the Grantee has a ten percent (10%) or greater equity interest, provided that the Transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers of unvested Award LTIP Units shall be prohibited except those in accordance with this Section 9. In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
Section 10.
Changes in Capital Structure. Without duplication with the provisions of the Plan, if (a) the outstanding Common Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, share split, share dividend, combination or subdivision, merger, consolidation, or other similar transaction or (b) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award, the LTIP or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the LTIP and the terms of the LTIP Units prior to such event, including, without limitation: (i) adjustments in the Award LTIP Units and (ii) substitution of other awards under the Plan or otherwise. The Grantee shall have the right to vote the Award LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether vesting has occurred.
Section 11.
Miscellaneous.

(a)
Amendments; Modifications. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him; and provided, further, that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with its terms and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company.
(b)
Incorporation of Plan; Committee Determinations. The provisions of the Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Plan, this Agreement shall be controlling and determinative. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
(c)
Status of LTIP Units under the Plan. Insofar as the LTIP has been established as an incentive program of the Company and the Partnership, the Award LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Plan. The Grantee must be eligible to receive the Award LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit C). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such eligibility determination by the Committee.
(d)
Legend. If certificates are issued evidencing the Award LTIP Units, the records of the Partnership shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.
(e)
Compliance with Securities Laws. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Award LTIP Units will become vested or be issued at a time that such vesting or issuance would result in a violation of any such laws.

(f)
Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit C attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP Units. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
(g)
Policy for Recoupment of Incentive Compensation. “Covered Officer” means any officer of the Company who (i) is subject to the reporting requirements of Section 16 of the Exchange Act. The Company will endeavor to inform the Grantee if the Grantee is designated as a “Covered Officer,” it being understood, however, that failure to notify the Grantee will have no effect on the rights of the Company under the policy. If the Grantee is a Covered Officer, the Grantee hereby agrees that this Award and all compensation consisting of annual cash bonus and long-term incentive compensation in any form (including stock options, restricted stock and LTIP Units, whether time-based or performance-based) (“Incentive Compensation”) awarded to the Grantee prior to the date hereof is subject to recoupment under the Company’s Corporate Governance Guidelines, as in effect from time to time. For the avoidance of doubt, the purpose and effect of the foregoing agreement by the Grantee is to make such policy effective both prospectively and retroactively. As an example, in addition to this Award, Incentive Compensation previously awarded in the past, prior to this policy being in effect, is subject to such policy and is applicable to the Grantee if he or she was a Covered Officers during any relevant period even if he or she is no longer an employee of the Company at the time the determination to recoup Incentive Compensation is made.
(h)
Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
(i)
Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.
(j)
No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor, and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.
(k)
Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal place of business and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the

Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.
(l)
Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
(m)
Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(n)
Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(o)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.
(p)
Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of [___].

ACADIA REALTY TRUST

By:

[__________]

411 Theodore Fremd Avenue

Suite 300

Rye, NY 10580

ACADIA REALTY LIMITED PARTNERSHIP

By: Acadia Realty Trust, its general partner

By:

[__________]

411 Theodore Fremd Avenue

Suite 300

Rye, NY 10580

GRANTEE

Kenneth F. Bernstein